Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott V. Fainor, Michael J. Hughes, and H. Anderson Ellsworth, Esquire, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in- fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, lawfully do or cause to be done by virtue hereof.

Signatures	Title

/s/ Thomas A. Beaver	Director	November 8, 2013
Thomas A. Beaver

/s/ Scott V. Fainor	Director, President	November 8, 2013
Scott V. Fainor	and Chief Executive Officer

/s/ Jeffrey P. Feather	Director	November 8, 2013
Jeffrey P. Feather

/s/ Donna D. Holton	Director	November 8, 2013
Donna D. Holton

/s/ Thomas L. Kennedy	Director	November 8, 2013
Thomas L. Kennedy

/s/ Patricia L. Langiotti	Director	November 8, 2013
Patricia L. Langiotti

/s/ Christian F. Martin IV	Director	November 8, 2013
Christian F. Martin IV

/s/ Michael E. Martin	Director	November 8, 2013
Michael E. Martin

/s/ R. Chadwick Paul	Director	November 8, 2013
R. Chadwick Paul

/s/ Natalye Paquin	Director	November 8, 2013
Natalye Paquin

/s/ C. Robert Roth	Director	November 8, 2013
C. Robert Roth

/s/ Wayne R. Weidner	Director	November 8, 2013
Wayne R. Weidner

/s/ Michael J. Hughes	Senior Executive Vice President	November 8, 2013
Michael J. Hughes	and Chief Financial Officer (Principal Financial Officer)

/s/ Stephen C. Lyons	Senior Vice President and	November 8, 2013
Stephen C. Lyons	Chief Accounting Officer (Principal Accounting Officer)